Exhibit 10.17

Omega Commercial Finance Corp. &Towers VE Limited Strategic Alliance Agreement

THIS STRATEGIC ALLIANCE AGREEMENT is made and entered into as of **April 1st 2012** by *Omega Commercial Finance Corporation* and or Assignee herein after referenced as ("OMEGA"), and Towers Real Estate Limited an British Company, and its managing members, assignees, affiliates and agents herein after referenced as ("TOWERS") as collectively the ("Strategic Alliance" and or "Partners") hereby state as follows as of the date herein the operating of (the "Subsidiary Strategic Alliance") to facilitate the mixed use development of **Le Principesse** (the "Project").

WITNESSETH

Whereas: The ("Strategic Alliance") is organized as an British Limited company named Towers Real Estate Limited referenced herein as (a "Company" or "Division") located at Towers Real Estate Limited, First Floor, CEF Building, Broomhill Way, Torquay, Devon TQ2 7QN, United Kingdom.

Whereas: OMEGA and TOWERS desire to form this Strategic Alliance for the acquisition, construction, and restoration of existing buildings for the Towers Real Estate Limited Development located in Venice Italy.

Whereas: Omega Commercial Finance Corp is a publicly traded United States of America Pink Sheet listed holding company with the ticker symbol (OCFN), and upon the Effective Date of this agreement OMEGA is eligible to apply for the American Stock Exchange known as the AMEX.

Whereas: Towers Real Estate Limited and or a single-purpose, bankruptcy remote entity 100% and is owned and controlled by Mr. Flavio Zuanier for the sole purpose of the acquisition of real estate and development of Le Principesse, which is located in Via Antonio da Mestre 19, 30174 Venice, Italy. The project will consist of 63,700 sqm with 36,180 sqm of free market residential units, 4,020 of subsidized residential units, 6,000 sqm of retail shopping, 9,000 sqm of office space, 8,500 sqm of collective activities, 29,568 sqm of Parking, 15,997 of public green space, and 6,819 sqm of public floored and protected.

Whereas: OMEGA is responsible for the arrangement and contribution amount of up to and no more than Three Hundred and Seventy Five Million Dollars ($375,000,000) and this required capital will have a senior position to any and all equity contributions by TOWERS.

Whereas: TOWERS is responsible for presenting & providing to the ("Strategic Alliance") a verifiable fixed real estate asset with an unencumbered valued at E51.391.152 --> $73,623,212. This must be confirmed by the title report of the asset described here in and controlled by Towers Real Estate Limited Development.

Whereas: The Strategic Alliance shall compensate a total of $47,855,088 to the designated partners of DWG S.p.A. for their percentage of controlling interest *pro rata* any proceeds funded/financed/invested for the projected described herein.

Whereas: OMEGA shall issue One Million (1,000,000) shares of Restricted Common Stock shares in the name of Mr. Flavio Zuanier and or designee at his sole discretion immediately upon this executed agreement.

Whereas: TOWERS is responsible for transferring Forty-Nine (49%) ownership interest in Towers Real Estate Limited British Company to OMEGA for (the "Strategic Alliance") to become Effective.

Whereas: TOWERS shall retain controlling Interest in the amount of Fifty-One percent (51%) and Fifty percent (50%) Profit Participating Interest pro rata for all mortgages, liens, operating expense, and or encumbrances the development/project herein (the "Strategic Alliance") may have at time of disbursements of profits.

Whereas: OMEGA has controlling Interest in the amount of Forty-Nine percent (49%) and Fifty percent (50%) Profit Participating Interest pro rata for all mortgages, liens, operating expense, and or encumbrances the development/project herein (the "Strategic Alliance") may have at time of disbursements of profits.

Whereas: TOWERS is responsible for the on-going operations, day-to-day management, marketing, back office support, and all general "Business-As-Usual" activities for the Strategic Alliance to implement refurbishment operations. Thus, OMEGA will have no direct participation in the day-to-day operations of the Strategic Alliance.

Whereas: OMEGA upon the execution of this Strategic Alliance will apply for a listing on the AMEX exchange or OTCQX that will enable OMEGA to capitalize the publicly traded subsidiary Alliance.

Whereas: The alliance is not limited to a minimum transaction value for purposes of consummating an initial business transaction. While we do not intend to pursue an initial business transaction with a shell company or other entity with a *de minimis* amount of assets, we are not prohibited from pursuing such a transaction.

NOW THEREFORE BE IT RESOLVED, in consideration of the mutual covenants, promises, warranties and other good and valuable consideration set forth herein, the Parties agree as follows:

ARTICLE I

THE STRATEGIC ALLIANCE

1.1. *The Binding Strategic Alliance Agreement.* The parties acknowledge that the terms and conditions set forth in the Strategic Alliance Agreement dated **April Ist 2012** shall be binding upon the execution by the parties herein

1.2 *The Effective Date:* The parties acknowledge that the "Effective Date" of this agreement shall be upon the competition of all due diligence and the consolidated balance summited by Omega's International Financial Reporting Standards accountant/auditor and shall not exceed the date of **April 16th 2012**

1.3. *Formation:* The Strategic Alliance formed pursuant to this Agreement (the "Strategic Alliance") will conduct business under the name Towers Real Estate Limited a British Company *and all records, bank statements, registration statements, and shares of the alliance* shall be held at the legal address at *Towers Real Estate Limited ,First Floor, CEF Building, Broomhill Way Torquay, Devon TQ2 7QN, United Kingdom*

1.4 *Purpose.* The Strategic Alliance is for acquiring plant, equipment, and development, and the construction of Le Principesse, which is located in Via Antonio da Mestre 19, Venice Italy 30174. The project will consist of 63,700 sq. m with 36,180 sq. m of free market residential units, 4,020 of subsidized residential units, 6,000 sq. m of retail shopping, 9,000 sq. m of office space, 8,500 sq. m of collective activities, 29,568 sq. m of Parking, 15,997 of public green space, and 6,819 sq. m of public floored and protected. The alliance involves the launch of a publicly traded subsidiary entity for the purpose of the capitalization of Towers Real Estate Limited.

1.5 Strategic Alliance Formation: (i.) OMEGA will engage the international corporate and finance law firm, securities law firm, and auditor-International Financial Reporting Standards compliant firm, for the formation of *(the "SPV"),* plus the preparation of the offshore operating agreement with Omega Commercial Finance Corp for compliance registration. (ii.) TOWERS will transfer the stock shares certificates indicating minority ownership interest of 49% to *Omega's*

(iii.) TOWERS will then make available verification of unencumbered/free-and-clear fixed real estate assets so that a summary audit can be completed by Omega's accountant on the newly formed strategic alliance of TOWERS VE Limited. In addition, make available copies of all current books and records, bank statements, and related company information that must meet International Financial Reporting Standards accounting methods. **(iv.)** OMEGA's accountant shall draft a consolidated financial statement that will be submitted to both partners, to formalize the Strategic Alliance as a subsidiary division of Omega Commercial Finance Corp. (v.) OMEGA following the completion of these steps will have registered one million shares (1,000,000) of OCFN restricted common stock by the Transfer Agent to be issued to *Mr. Flavio Zuanier. (vi.)* Finally, OMEGA's securities attorney will complete all standard 8K material event filings for the reporting of these activities to Securities & Exchange Commission required by a publicly traded holdingcompany.

1.6 *Le Principesse Capital Contributions Uses:* The Strategic Alliance shall have the following related cost for the development, construction, and restoration of the **Le Principesse** project. and as follows:

I. Phase 1 - Omega shall provide the capital for the Construction and Development in the amount of and not to exceed Three Hundred Million Dollars ($300,000,000).

I. Phase 2 - Omega shall provide the capital for the Project Costs in the amount of and not to exceed Thirty eight Million Dollars ($38,000,000).

II. Phase 3 - Omega shall provide the capital for the Plant & Equipment and not to exceed in the amount of Thirty Seven Million Dollars ($37,000,000).

1.7 TOWERS Responsibilities. ("TOWERS") will be required to:

II. Provide unencumbered (free & clear) verifiable real estate asset with limited infrastructure improvement value in the amount of no less than $73,623,212 USD to register the ownership of the assets in the name of the Strategic Alliance Company Towers Real Estate Limited on the Effective Date of this agreement that will be utilized for OMEGA to present to their accountants to consolidate the Strategic Alliance as a publicly traded subsidiary of Omega Commercial Finance Corp.

III. Present all related financial and 3"d party reports such as the balance sheet, income statement, recent appraisal, and a fixed asset valuation report from accountant plus from the architect, including corporate registration statements, and certificates documenting the above information and aforementioned assets in the name of Towers Real Estate Limited as it relates to designating OMEGA's 49% minority ownership interest on the Effective Date of this agreement andwill be used for OMEGA to present to their accountants to consolidate the Strategic Alliance as a publicly traded subsidiary of Omega Commercial Finance Corp.

IV. Maintain the positions as the executive management team and hire all staff to facilitate the day-to-day operation of (the "Company").

V. Administer the *Advisory Board Committee* for the "Company" and appoint the chairman of the committee and three of the six TOWERS committee members (reference Point 1.13 below).

-1.8 *OMEGA'S Responsibilities: OMEGA shall be required to:*

Ill. OMEGA is responsible for arranging and funding the required equity capitalization required for the development described herein for the total of no more than ***Three Hundred and Seventy Five Million Dollars ($375,000,000)*** over the course of the operation as needed per the projected budgeted cost for the Strategic Alliance.

IV. Omega shall provide capital for the Construction and Development in the amount of not to exceed ***Three Hundred Million Dollars ($300,000,000).***

V. Omega shall contribute equity for the Project Costs not to exceed ***Thirty Eight Million Dollars ($38,000,000).***

VI. Omega shall provide capital for the Plant & Equipment not to exceed in the amount of ***Thirty Seven Million Dollars ($37,000,000).***

VII. At the sole discretion of OMEGA, OMEGA can utilize its publicly traded structured finance capital markets strategies to fund this capitalization through a private stock offering or PPM once trading on the OTCQX or AMEX.

VIII. Omega upon the Effective Date of this agreement will issue One Million (1,000,000) of restricted common stock shares which shall become free trading within the US in one year and immediately transferable outside of United States from the issuance date of the certificates to Flavio Zuanier.

1.9 *The Closing Time:* Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") to be held on the soonest of (i) thirty (30) days after the parties have executed this Agreement or (ii) the first business day on which the last of the due diligence period has been completed, and upon the completion of this period, the alliance will become ("Effective") set forth and has been fulfilled or waived, or (iii) such other date as the parties hereto may agree (the "Closing Date"), at such time and place as the parties hereto may agree. If Closing does not take place before ***April 16th 2012,*** OMEGA may declare this agreement null and void.

1.10 *Net Income Disbursements from Operations:* OMEGA and TOWERS will execute a formal ("Operating Agreement") that will govern the operations of the development and stabilized assets upon completion i.e. the project's distribution of income. The *Towers Real Estate Limited Operating Agreement* will designate the distribution of Net Income (after operational expenses) to be determined by the monthly audited Income Statement, and paid as follows, pro rata Fifty percent (50%) to Towers or designee and Fifty (50%) to OMEGA. All of the operating expenses shall be paid from the gross revenues. OMEGA and TOWERS agree that the wire transfer shall disburse all funds advanced in United States currency.

1.11 *DNG S.p.A. Disbursement:* OMEGA and TOWERS shall compensate a total of $47,855,088 to the designated partners of DNG S.p.A. *pro rata* any proceeds funded/financed/invested for the projected described herein.

1.12 *Distribution of Profits.* Any and all net profits accruing to the Strategic Alliance shall be held and distributed to the Parties in the following proportion upon the stabilization of the projects income as follows:

I. First, the respective hard construction/refurbishment cost balance must be repaid in full

II. Second, until all liens, taxes, and all encumbrances in the name of the Strategic Alliance are paid or eliminated, and

III. Then, pro rata of net profits, Fifty Percent (50%) to OMEGA and Fifty percent (50%) to TOWERS

1.13 *Ownership/Management.* The Strategic Alliance has ownership interest according to the following terms:

I. OMEGA has Forty-Nine (49%) of the Controlling Interest and shall have no rights to the selling or pledging of the free and clear real estate holding without approval from the Advisory Board Committee as described in Section 1.13 below. OMEGA shall only consolidate the assets of TOWERS to their public balance sheet for benefits of the Strategic Alliance.

II. TOWERS has Fifty-One percent (51%) of the controlling interest and shall have sole and absolute (i.e. 100%) Veto Power discretion over all matters concerning the disposition (i.e. sale) and or pledging of the free and clear fixed real estate holding/assets of the Strategic Alliance, plus the Unconditional Option to acquire Forty-Nine Percent (49%) Control for a $1.00 consideration to OMEGA

III. Thus Both Partners agree, even though the percentage of controlling interest is not equal, that they are 50/50 equal Managing Members of the Strategic Alliance for all decision making included but not limited to:

a. The pledging of "Assets" for any liens, mortgages, and or subordinated encumbrances. The asset cannot be assessed a lien, subordinated, or encumbered, other than for the sole purpose of funding this project for possible interest payments and any costs solely associated with maintaining the current status of the operations.

b. Admission of new partners/members/shareholders or issuance of additional equity in the Strategic Alliance.

c. Material changes in project plans and changes to design

d. The incurrence of any additional debt, other than trade payables incurred in the ordinary course of business in an amount no greater than $10,000 in the aggregate

e. Filing for bankruptcy or allowing or causing the filing of an involuntary bankruptcy. In addition to the foregoing, the Strategic Alliance organizational documents shall contain customary bankruptcy remote special purpose entity provisions

- 1.14 *Advisory Board Committee for Strategic Alliance.* TOWERS and OMEGA immediately at the signing of this agreement can formulate the Advisory Board totaling three (3) members of that two (2) members can be appointed by TOWERS and this is inclusive of the Chairman of the ***Le Principesse Oversight Advisory Board Committee.*** This committee has 100% Veto Power over Omega Commercial Finance Board of Directors solely for this Strategic Alliance pursuant to the dispositions of real estate holdings and the pledging of the any of the of real estate and asset (cash inclusive) holdings held by the Strategic Alliance's

1.15 *Protective Covenant for Omega and TOWERS.* If the following events occur, then TOWERS shall have the right to purchase OMEGA's (49%) minority interest ownership from OMEGA for sum of one dollar ($1.00 USD) in the exchange (1.) the termination ofTOWERS as Strategic Alliance Partner initiated by OMEGA and or its affiliates (ii) OMEGA fails to provide the capital required PER this Agreement (iii) OMEGA breaches this Agreement or any agreement with TOWERS (iv) the responsibilities assigned to TOWERS are materially changed or no longer operating or managing the Strategic Alliance Division. Thus, OMEGA agrees to authorize the transfer and the execution of the documents necessary to transfer the 49%controlling interest of the Strategic Alliance to TOWERS in the event any event does or does not take place as required under this Agreement. The documents necessary to have 100% controlling interest shall be executed in blank form and TOWERS shall hold such documents in trust and the transfer the 100% controlling interest shall only be transferred to an entity of his choice. No lien shall be filed against the transfer the 100% controlling interest without the express written consent of the TOWERS.

1.16 *Advisory Compensation to intermediaries.* The Alliance, upon the contribution of capital by OMEGA shall compensate $11,250,000.00 (Eleven Million Two Hundred & Fifty Thousand) to Aaron Sherrington, Alfa Financial Ltd , 24 Oswald Road, Chorlton-cum-Hardy, Manchester UK, M21 9LP. TOWERS's and Alfa Financing Company, hereby represents they have dealt with no brokers or finders in connection with the Strategic Alliance, other than Alfa Financial Ltd. Plus, upon the contribution of capital by OMEGA, the alliance shall compensate $4,200,000.00 to Sr. Lending Specialist Holly Liede through a SPV called L&E Consultants for a total compensation to the Advisors that shall not exceed ***$15,450,000*** paid from OMEGA's contribution on behalf of Alliance.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2. Representations and Warranties of OMEGA, OMEGA represents and warrants to the TOWERS as follows:

I. Organization, Standing and Power. OMEGA is a corporation duly organized, validly existing and in good standing under the laws of the state of Wyoming, is a listed company on the Pink Sheets of United States of America, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary

II. Certificate of Incorporation, Bylaws, and Minute Books. The copies of the Articles of Incorporation and of the Bylaws of OMEGA will be delivered to TOWERS and will be certified as true, correct and complete copies thereof. The minute book of OMEGA, which will be made available for inspection, contains accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of OMEGA since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings.

Ill. Capital Structure. As of the date of execution of this Agreement, the authorized capital stock of OMEGA consists of 100,000,000 shares of Common Stock with a par value of $0.01 per share, of which 43,850,000 shares are currently issued and outstanding, and 10,000,000 authorized shares of Preferred Stock with a par value of $5.00 per share, of which no shares are currently issued and outstanding. The Exchange Shares to be issued pursuant to this Agreement shall be, when issued pursuant to the terms of the resolution of the Board of Directors of OMEGA approving such issuance, validly issued, fully paid and no assessable, and not subject to preemptive rights. Except as otherwise specified herein, as of the date of the execution of this Agreement, there are no other options, warrants, calls, agreements or other rights to purchase or otherwise acquire from OMEGA at any time, or upon the happening of any stated event, any shares of the capital stock of OMEGA whether or not presently issued or outstanding.

IV. Authority. OMEGA has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of OMEGA. No other corporate or shareholder proceedings on the part of OMEGA are necessary to authorize the Exchange, or the other transactions contemplated hereby.

V. Conflict with Other Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default,

right of termination, cancellation or acceleration, loss or creation, a "violation") pursuant to any provision of the Articles of Incorporation or Bylaws or any organizational document of OMEGA or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OMEGA which violation would have a material adverse effect on OMEGA taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to OMEGA in connection with the execution and delivery of this Agreement by OMEGA or the consummation by OMEGA of the transactions contemplated hereby.

VI. Books and Records. OMEGA will make available for inspection by TOWERS upon reasonable request all the books of OMEGA relating to the business of OMEGA. Such books of OMEGA have been maintained in the ordinary course of business. All documents furnished or caused to be furnished, to TOWERS by OMEGA are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

VII. Compliance with Laws. OMEGA is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental entity applicable to it, its properties or the operation of its businesses.

VIII. SEC Filings. Omega's predecessor company filed a registration statement with the SEC under the Securities Act of 1934. Thereafter, Omega's Predecessor Company or OMEGA has filed all periodic reports required to be filed with the Securities Exchange Commission and, as of the date hereof, is current in its filing obligations.

IX. Financial Statements and Tax Returns. Copies of Omega's audited financial statements for the fiscal year ended December 31, 2007, its financial statements for the periods ending March 31, and June 30, 2008 can be obtained by TOWERS on the SEC website.

X. Litigation. There is no suit, action or proceeding pending, or, to the knowledge of OMEGA, threatened against or affecting OMEGA which is reasonably likely to have a material adverse effect on OMEGA, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against OMEGA having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

XI. Tax Returns. OMEGA has duly filed any tax reports and returns required to be filed by it and have NOT fully paid all taxes and other charges claimed to be due from it by any federal, state or local taxing authorities. There are not now any pending questions relating to or claims asserted for, taxes or assessments asserted upon OMEGA.

2.1.1 Representations and Warranties of TOWERS represents and warrants to OMEGA as follows:

I. Organization, Standing and Power. TOWERS is a corporation duly organized, validly existing and in good standing under the Laws of Italy and has all requisite power and

authority to own, lease and operate its holding company and subsidiary companies and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

II. Capital Structure. The authorized capital stock of TOWERS consists of membership units, all of which are held by the Majority Shareholder. All of the issued and outstanding membership units of TOWERS were issued in compliance with all applicable securities laws. Except as otherwise specified herein, there are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from TOWERS at any time, or upon the happening of any stated event, any membership interests in the capital stock of TOWERS.

III. Certificate of Incorporation, Bylaws and Minute Books. The copies of the formation documents, including the Articles of Incorporation or equivalent and the other corporate documents of TOWERS, which have been delivered to OMEGA, are true, correct and complete copies thereof. The minute books or equivalent of TOWERS which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the Shareholder of TOWERS since the date of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

IV. Authority. TOWERS has all requisite power to enter into this Agreement and, subject to approval of the proposed transaction by the holders of 100% of its issued and outstanding shares which are entitled to vote to approve the proposed transaction, has the requisite power and authority to consummate the transactions contemplated hereby. Except as specified herein, no other corporate or shareholder proceedings on the part of TOWERS are necessary to authorize the Exchange and the other transactions contemplated hereby.

V. Books and Records. TOWERS has made and will make available for inspection by OMEGA upon reasonable request all the books of account, relating to the business of TOWERS such books of account of TOWERS have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to OMEGA by TOWERS are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

VI. Conflict with Agreements; Approvals. Except as disclosed by TOWERS the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of TOWERS or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to TOWERS or its properties or assets except for consent necessary for an accounting and navigating system. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to TOWERS in connection with the execution and delivery of this Agreement by TOWERS or the consummation by TOWERS of the transactions contemplated hereby.

VII. Financial Statements. A copy of the past five years financial statements of TOWERS will be delivered to OMEGA before the Closing. Omega confirms that it has received the financial statements.

VIII. Compliance with Laws. TOWERS is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental entity applicable to it, its properties or the operation of its businesses.

IX. Liabilities and Obligations. TOWERS has no material liabilities or obligations absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the TOWERS financial statements that have not been paid or discharged since the date thereof and (ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice and in accordance with this Agreement.

X. Litigation. There is no suit, action or proceeding pending, or, to the knowledge of TOWERS threatened against or affecting TOWERS which is reasonably likely to have a material adverse effect on TOWERS nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against TOWERS having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

XI. Taxes. TOWERS has filed or will file within the time prescribed by law (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with all other jurisdictions where such filing is required by law; and TOWERS has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods. TOWERS knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefore. (iii) Licenses, Permits; Intellectual Property. TOWERS own or possesses in the operation of its business all material authorizations that are necessary for it to conduct its business as now conducted. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such authorizations.

2.3.1 Representations and Warranties of the Shareholder. By execution of this Agreement, each of the TOWERS represents and warrants to OMEGA as follows:

I. Shares Free and Clear. The membership units of TOWERS, which he owns, are free and clear of any liens, claims, options, charges or encumbrances of any nature.

II. Unqualified Right to Transfer Shares. He has the unqualified right to sell, assign, and deliver the membership units of TOWERS specified herein and, upon consummation of the transactions contemplated by this Agreement, OMEGA will acquire good and valid title to such membership units, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.

Agreement and Transaction Duly Authorized. He or she is authorized to execute and deliver this Agreement and to consummate the share exchange transaction described herein; neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which such TOWERS is a party or by which such TOWERS is bound.

ARTICLE III

COVENANTS RELATING TO CONDUCT OF BUSINESS

3. Covenants of TOWERS and OMEGA. During the period from the date of this Agreement and continuing until the Closing Date, TOWERS and OMEGA each agree as to themselves (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

I. Ordinary Course. Each party shall carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

II. Dividends; Changes in Stock. No party shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, or (ii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

III. Issuance of Securities. No party shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities.

IV. Governing Documents. No party shall amend or propose to amend its Articles of Incorporation or Bylaws.

V. No Dispositions. Except for the transfer of assets in the ordinary course of business consistent with prior practice, no party shall sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to such party.

VI. Indebtedness. No party shall incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice unless authorized by this Agreement or written consent of the parties.

3.1 Other Actions. No party shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Exchange set forth in Article V not being satisfied.

ARTICLE IV

CONDITIONS PRECEDENT

4.1 Conditions to Each Party's Obligation to Affect the Strategic Alliance. The respective obligations of each party to affect the Alliance shall be conditional upon the filing, occurring or obtainment of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby.

4.2 Conditions to Obligations of OMEGA. The obligation of OMEGA to affect the Strategic Alliance is subject to the satisfaction of the following conditions on or before the Closing Date unless waived by OMEGA:

I. Representations and Warranties. The representations and warranties of TOWERS and of the TOWERS set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and OMEGA shall have received a certificate signed on behalf of TOWERS by the President of TOWERS and a certificate signed by the TOWERS to such effect.

II. Performance of Obligations of TOWERS shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and OMEGA shall have received a certificate signed on behalf of TOWERS by its President to such effect.

Closing Documents. OMEGA shall have received such certificates and other closing documents as counsel for OMEGA shall reasonably request.

IV. No Dissenting Shares. TOWERS holding 100% of the issued and outstanding common stock of number of shares of common stock of TOWERS shall have executed this Agreement and consented to completion of the Strategic Alliance transaction described herein.

V. Consents. TOWERS shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of OMEGA, individually or in the aggregate, have a material adverse effect on TOWERS and its subsidiaries and related entities taken as a whole upon the consummation of the transactions contemplated hereby. TOWERS shall also have received the approval of its Shareholders in accordance with applicable law.

VI. Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of OMEGA, made in good faith, would make the consummation of the Alliance imprudent. In addition, there shall not be any other

litigation or other proceeding pending or threatened against TOWERS, the consequences of which, in the judgment of OMEGA, could be materially adverse to LA.

4.3 Conditions to Obligations of TOWERS. The obligation of TOWERS to effect the Strategic Alliance is subject to the satisfaction of the following conditions unless waived by TOWERS

I. Representations and Warranties. The representations and warranties of OMEGA set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, TOWERS shall have received a certificate signed on behalf of OMEGA by its President to such effect.

II. Performance of Obligations of OMEGA. OMEGA shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and TOWERS shall have received a certificate signed on behalf of OMEGA by the President to such effect.

III. Closing Documents. TOWERS shall have received such certificates and other closing documents as counsel for TOWERS shall reasonably request.

IV. Consents. OMEGA shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby.

V. Pending Litigation. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of TOWERS made in good faith, would make the consummation of the Strategic Alliance Agreement imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against OMEGA the consequences of which, in the judgment of TOWERS could be materially adverse to OMEGA

ARTICLE V

TERMINATION AND AMENDMENT

5.1 Termination. This Agreement may be terminated at any time prior to the closing

I. By mutual consent of OMEGA and TOWERS

U. By either OMEGA and TOWERS if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Exchange shall have become final and non-appealable.

III. By either OMEGA or TOWERS if the alliance shall not have been consummated before **April 16th 2012**

5.2 Effect of Termination. In the event of termination of this Agreement by any of the parties hereto as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

5.3 Amendment. This Agreement may be amended by mutual agreement of the parties hereto, provided that in the case of OMEGA and TOWERS any such amendment must authorized by their respective Board of Directors, and to the extent required by law, approved by their respective Shareholder. Any such amendment must be by an instrument in writing signed on behalf of each of the parties hereto.

5.4 Extension; Waiver. At any time prior to the Closing Date, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VI

GENERAL PROVISIONS

6.1 Survival of Representations, Warranties and Agreements. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing for a period of three years from the date of this Agreement.

6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopies (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

I. OMEGA COMMERCIAL FINANCE CORP and or Assignee
1000 5th Street Suite 200
Miami Beach, Florida 3139

II. Towers Real Estate Limited
First Floor, CEF Building, Broomhill Way
Torquay, Devon TQ2 7QN
United Kingdom

6.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including' are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

6.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become binding and effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

6.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

6.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of State of Florida without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Florida State or any federal court in the State of Florida in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

6.7 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

6.8 Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

6.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

IN WITNESS WHEREOF, this Agreement for a Strategic Alliance has been signed by the parties set forth below as of the date set forth above:

OMEGA COMMERCIAL FINANCE CORPORATION AND OR ASSIGNEE

/s/Jon S. Cummings
Jon S. Cummings IV, President

DATE: 4/1/2012

Towers Real Estate Limited

/s/Flavio Zuanier
Mr. Flavio Zuanier, CEO